Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT
THE IMPERIAL CAPITAL GLOBAL OPPORTUNITIES CONFERENCE

ENGLEWOOD, Colo. - September 8, 2014 - Ascent Capital Group Inc. (Nasdaq: ASCMA) announced today that it will present to the attendees of the Imperial Capital Global Opportunities Conference being held on Thursday, September 18, 2014 at the Waldorf Astoria in New York, NY at 11:30 am EST. John Orr, Senior Vice President of Ascent Capital Group, and Michael Meyers, Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., will speak at the conference. During the presentation, Messrs. Orr and Meyers may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast of management`s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/. The webcast will also be archived and available for replay for 30 days after the event.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ:ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC. Monitronics International, headquartered in Dallas, TX, is one of the nation's largest, fastest-growing home security alarm monitoring companies, providing security alarm monitoring services to more than 1,000,000 residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. For more information, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com